Exhibit 10

                                                                  Execution Copy


                              EMPLOYMENT AGREEMENT
            THIS AGREEMENT (this "Agreement") is being made as of the 7th day of April, 1999 among MARKETING SERVICES GROUP, INC., a Nevada corporation having its principal office at 333 Seventh Avenue, New York, New York 10001 ("MSGI"); CMG DIRECT CORPORATION, a Delaware corporation having its principal office at 100 Brickstone Square, First Floor, Andover, Massachusetts 01810 ("CMGD"), and EDWARD E. MULLEN, an individual residing at 173 Waban Hill Road, Chestnut Hill, Massachusetts 02467 ("Executive").

                              W I T N E S S E T H:

            WHEREAS, on March 9, 1999, MSGI and CMGI, Inc. entered into a Stock Purchase Agreement (the "Purchase Agreement"), relating to the acquisition of all of the issued and outstanding common stock of CMGD by MSGI.

            WHEREAS, Executive has agreed to be employed by MSGI and CMGD, effective upon the closing of the transaction contemplated by the Purchase Agreement (the "Commencement Date").

            WHEREAS, MSGI may form a new division or subsidiary ("Newco") consisting of CMGD's existing Internet-based businesses. Executive understands that Newco may or may not include MSGI's existing Internet-based businesses. For purposes of this Agreement, MSGI and CMGD shall each be referred to as a "Company" and collectively as the "Companies."


1. NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows: Nature of Employment; Term of Employment; Effectiveness of Agreement. Each Company hereby employs Executive and Executive agrees to serve each Company as their President, upon the terms and conditions contained herein, for a term commencing on the Commencement Date hereof and continuing until May 30, 2003 (the "Initial Term"). This Agreement shall automatically be renewed for one (1) additional four (4) year period after the Initial Term (the "Renewal Term" and the Initial Term collectively, the "Employment Term"), unless MSGI or Executive gives written notice to the other party of its intention not to renew this Agreement at least six (6) months prior to the expiration of the Initial Term or a Renewal Term. This Agreement and the Option (as defined in Section 3(c)) shall terminate and be of no force or effect if the transaction contemplated by the Purchase Agreement is not consummated.

2.   Duties and Powers as Executive; Board Participation; Other Activities.

(a) During the Employment Term, Executive agrees to devote substantially all of his full working time, energy and efforts to the business of the Companies and Newco. In performance of his duties, Executive shall be subject to the reasonable direction of, and report to, the Chief Executive Officer of MSGI. Executive shall be senior in reporting responsibility to all employees of MSGI and its subsidiaries, other than J. Jeremy Barbera. In addition to the office of President, Executive shall be the Chief Executive Officer of Newco and, as such, shall have authority to hire any and all employees of Newco (subject to budgetary considerations approved by MSGI's Board of Directors) and to terminate the employment of any and all such employees (in accordance with MSGI's human resources policies then in effect). Executive's duties shall include, but not be limited to, (i) investor relations, (ii) participation in strategic planning activities, (iii) participation in mergers and acquisitions activities, (iv) growing the Company's Internet-related businesses; (v) the integration of CMGD with MSGI's other existing and any newly acquired businesses; and (vi) the continued development of Permission Plus. Executive shall be available to travel as the needs of the business requires, it being understood that Executive will often spend two-three days per week in the New York metropolitan area. Executive shall consult with and obtain the approval from the Chief Executive Officer of MSGI on any single expenditure by the Companies, either individually or in the aggregate, in excess of $75,000, including compensation payments by any of the Companies to an employee or a consultant that alone or in the aggregate exceeds $75,000 per annum.

(b) Promptly after the Commencement Date, the Board of Directors of MSGI (the "Board") shall appoint Executive to serve as a member of the Board. Thereafter, for so long as this Agreement is in effect, MSGI shall cause Executive to be nominated as a Board-endorsed nominee for election by the stockholders of MSGI at the expiration of his term. If Newco shall be established as a subsidiary, Executive shall be its Chief Executive Officer and a member of its Board of Directors.

(c) Executive may serve on the Board of Directors (or other similar body) of any nonprofit organization. Executive shall not serve on the Board of Directors (or other similar body) of any for-profit entity without the prior consent of MSGI, which consent shall not be unreasonably withheld.

3.   Compensation.

(a) As compensation for his services hereunder, the Companies shall pay Executive a salary (the "Base Salary"), payable in equal semi-monthly installments, in the aggregate at the annual rate of not less than $275,000 through June 30, 1999; $300,000 for the period July 1, 1999 through December 31, 1999; $350,000 for the period January 1, 2000 through June 30, 2000. Thereafter, during the Initial Term, such Base Salary shall be further increased on each July 1st commencing July 1, 2000 by an amount equal to 10% of the then current Base Salary and by $27,500 on each January 1, commencing January 1, 2001. The Base Salary for the Renewal Term shall be no lower than the Base Salary in effect at the end of the Initial Term.

(b) For each fiscal year during the Employment Term, commencing with the fiscal year ending June 30, 2000, Executive shall be eligible to receive an annual bonus (the "Annual Bonus") of up to 75% of the amount of Base Salary payable to Executive during such fiscal year; it being understood that the criteria for eligibility of the portion of the Annual Bonus of up to 50% of such Base Salary shall be based upon meeting annual predetermined criteria as determined by the Compensation Committee (the "Compensation Committee") of the Board not later than sixty (60) days prior to the commencement of each fiscal year, with the agreement of Executive, based upon the Companies' business plan for such period, which shall be adopted not later than such dates for determination of criteria for the Annual Bonus. It is further understood that the criteria for eligibility of the additional portion of the Annual Bonus of up to 25% of such Base Salary shall be based upon higher performance criteria also to be established at such times. Such Annual Bonus shall be paid within sixty (60) days following the end of each fiscal year. At Executive's election (which election must be made within thirty (30) days following the end of each fiscal year), one half of such Annual Bonus shall be paid in cash and one half of such Annual Bonus shall be paid in common stock of MSGI based upon the thirty (30) calendar day average closing price of such common stock for the period ending on the date that is two (2) days prior to such sixtieth (60th ) day. Executive acknowledges that MSGI does not presently have an equity compensation plan. Accordingly, such stock would not be registered under the Securities Act of 1933, as amended. Unless such a plan is adopted Executive (if he elects to take stock) shall sign an appropriate investment representation letter. MSGI shall advise Executive if during the Employment Term it shall adopt an equity compensation plan, which plan would be registered under a registration statement on Form S-8 to enable such shares to be freely resold on the public market at any time after receipt thereof. With respect to the fiscal year ending June 30, 1999, Executive shall receive a discretionary bonus, as determined by the Compensation Committee, provided that such bonus shall not be less than $20,000.

(c) Executive is hereby granted a seven-year option (the "Option") to acquire 400,000 shares of common stock of MSGI pursuant to the option agreement, attached hereto as Exhibit A, at an exercise price equal to $5.17 per share (being the price per share agreed to in the Purchase Agreement). The shares underlying the Option will be promptly registered under a registration statement on Form S-8 promptly following the Commencement Date. The Option shall vest and be fully exercisable immediately as to 133,000 shares; and shall vest in twenty-four (24) equal monthly installments as to 11,125 shares on the first day of each calendar month commencing after the Commencement Date. The Option is subject to accelerated vesting upon a Change in Control (as defined in Section 9 of this Agreement) as set forth in Section 10(c) of this Agreement.

(d) The Compensation Committee shall undertake to review and determine within 60 days after the Commencement Date, with the advice of a compensation consultant having expertise in compensation practices and standards for Internet-related companies, the manner and extent to which Executive will participate in the future increase in equity value of Newco; it being understood that if Newco is established as a subsidiary, Executive's position is that stock options in Newco representing seven percent (7.0%) of such equity with an exercise price based on the fair market value of Newco as of the Commencement Date, is an appropriate level of participation. Executive acknowledges that the Board has not yet determined whether or not to form Newco as a subsidiary. In the event that MSGI does not form Newco as a separate subsidiary, it will determine, in good faith, a manner in which to give Executive comparable incentive with respect to the future increase in equity value of Newco, which may include additional market options with respect to MSGI's common stock, which additional options would vest over the Employment Term.

4.   Expenses; Vacations; and Benefits.

Executive shall participate in all present or future employee benefit plans of the Companies; provided, that he meets the eligibility requirements of any such plans, which shall be no more restrictive for Executive than other members of MSGI's senior management group generally. Executive shall be entitled to no less than the following.

(i) Family medical and dental insurance, life insurance, disability insurance, retirement programs, officer and directors insurance, and all other benefits afforded to other senior executives.

(ii) Retention of interests in current retirement plan, to be combined with or rolled over into MSGI plan, if feasible.

(iii) Credit for all service time with CMGD with respect to all MSGI (and its subsidiaries) benefits plans and programs and to have no waiting periods with respect thereto.

(iv) Cell phone, home business phone, state-of-the-art laptop computer and peripheral, Internet access, and all charges related thereto.

(v) Monthly reimbursement of automobile expenses, not to exceed $1,000 per month.

(vi) Vacation of six weeks per contract year, which vacation shall accrue as of the first day of the contract year in accordance with MSGI's policies. Executive acknowledges that MSGI policies do not provide for cash payment of unused vacation time.

(vii) Reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder shall be paid upon submission and approval of written statements and bills in accordance with the then regular policies and procedures of MSGI made known to Executive prior to incurrence of such reimbursable expenses. Executive agrees that MSGI or Newco may obtain a life insurance policy on the life of Executive naming MSGI or Newco as the beneficiary thereof.

5.   Representations and Warranties of Executive.

Executive represents and warrants to the Companies that: (i) Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the other rights of the Companies hereunder; and (ii) Executive is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

6.   Non-Competition.

7. (a) Executive agrees that while employed by MSGI or any of its subsidiaries he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, or be a director, officer, employee, owner, agent, member or partner of, any other business or organization that is or shall then be competing with MSGI or any of its subsidiaries, except that in each case the provisions of this Section 6 will not be deemed breached merely because Executive owns not more than five percent (5%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Executive, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

8. (b) If Executive's employment under this Agreement is terminated by MSGI or by Executive, for a period of one (1) year from the date of termination, shall not, directly or indirectly, initiate discussions with any person who was a customer of MSGI or any of its subsidiaries at the time of such termination or during the period of one (1) year prior to the date of such termination regarding such person's ceasing to do business with MSGI or any of its subsidiaries or to do business with any other enterprise that is engaged in the same or similar business to that of such entity. If Executive's employment under this Agreement is terminated by MSGI or by Executive, for a period of one (1) year from the date of termination, shall not, directly or indirectly, (i) initiate discussion with any person who was an employee of MSGI or any of its subsidiaries at the time of such termination or during the one (1) year prior to the date of such termination regarding leaving the employ of such entity or (ii) engage or employ any such person to provide services to Executive or Executive's employer if such person terminated his other employment with MSGI or any of its subsidiaries voluntarily and not for Good Reason. Notwithstanding the foregoing, a general advertisement in any general circulation print publication or trade print publication or a general or trade-directed video or audio (whether on broadcast or cable television, radio, the Internet or otherwise) not targeted at MSGI's or any of its subsidiaries' current or former customers or employees shall not constitute a breach of this Agreement by Executive.

9. (c) Executive acknowledges that: (i) monetary damages are not sufficient to compensate the Companies for a breach of this Section 6; (ii) the Companies shall be irreparably harmed if Executive breaches the covenants in this Section 6; and (iii) the issuance of injunctive relief on behalf of any of the Companies is appropriate to remedy any such breach.

10.  Inventions; Patents; Copyrights.

Any  interest  in  patents,   patent   applications,   inventions,   copyrights,
developments and processes which are protectable as intellectual property by either the filing of a registration thereof or the filing and approval of an application pursuant to federal or state statute or as trade secrets but not including general know-how of Executive developed or improved by Executive ("Inventions") which Executive now or hereafter during the period he is employed by the Companies under this Agreement may, directly or indirectly, own or develop relating to the fields in which the Companies may then be engaged shall belong to the Companies; and forthwith upon request of the Companies, Executive shall execute all such assignments and other documents and take all such other action as the Companies may reasonably request in order to vest in the Companies all of his right, title, and interest in and to such Inventions, free and clear of all liens, charges, and encumbrances.

11.  Confidential Information.

All confidential information which Executive may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Companies under this Agreement, relating to the business of the Companies or of any customer or supplier of the Companies, shall not be published, disclosed or made accessible by him to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Companies. Executive shall return all tangible evidence of such confidential information to the Companies prior to or at the termination of his employment

12.  Termination.

Executive's employment hereunder may be terminated without breach of this Agreement only under the following circumstances:

(a)  Death Executive's employment hereunder shall terminate upon his death.

(b) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from his duties hereunder for the entire period of six (6) consecutive months, and within thirty (30) days after written Notice of Termination (as defined in paragraph (e) below) is given (which may occur before or after the end of such six month period) shall not have returned to the performance of his duties hereunder, Executive's employment hereunder shall terminate for "Disability."

(c) Termination by MSGI for Cause. The Company may terminate Executive's employment hereunder for "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder (i) upon Executive's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) upon Executive's intentional commission of any act or intentional omission to take any action, in bad faith and to the material detriment of any of the Companies,
(iii) upon commission of an act of moral turpitude to the material detriment of any of the Companies, (iv) upon the commission of an act of fraud against any of the Companies, (v) upon Executive's willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness), after written notice which has been delivered to Executive by MSGI, which notice specifically identifies the manner in which Executive has not substantially performed his duties, and Executive's failure to substantially perform his duties is not cured within fifteen (15) business days after notice of such failure has been given to Executive if reasonably susceptible to being cured within such number of business days or, if reasonably susceptible to cure within a greater number of business days, if cure commences within such number of business days and is diligently pursued until cure is effected.

(d)  Termination by Executive for Good Reason; Change in Control.

(i) Executive may terminate his employment hereunder for "Good Reason." For purposes of this Agreement, Executive shall have "Good Reason" to terminate his employment hereunder (A) upon a failure by the Company to comply with any material provision of this Agreement that has not been cured within ten (10) business days after notice of such noncompliance has been given by Executive to MSGI, (B) upon action by MSGI resulting in a diminution of Executive's title or authority, (C) upon a request by MSGI that Executive relocate outside the Boston area, (D) upon any failure of MSGI timely to perform or observe its obligations with respect to Executive's right to serve as a member of the Board or Newco's Board of Directors under Section 2(b), or (E) for any reason within six (6) months following the occurrence of a Change in Control.

(ii) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

(iii) (A) any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (1) MSGI, (2) any trustee or other fiduciary holding securities under an employee benefit plan of MSGI or (3) any corporation owned, directly or indirectly, by the stockholders of MSGI in substantially the same proportion as their ownership of Shares), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MSGI representing 30% or more of the combined voting power of MSGI's then outstanding voting securities;

(iv) (B) individuals who at the Commencement Date constitute the Board, and any new director whose election by the Board or nomination for election by the Board or nomination for election by the Board or nomination for election by MSGI's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(v) (C) the stockholders of MSGI approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation that would result in the voting securities of MSGI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) a majority of the voting securities of MSGI or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of MSGI (or similar transaction) in which no "person" (as hereinabove defined) acquires 30% or more of the combined voting power of MSGI's then outstanding securities;

(vi) (D) the failure of J. Jeremy Barbera to be the Chief Executive Officer of MSGI; or

(vii) (E) the stockholders of MSGI approve a plan of complete liquidation of MSGI or an agreement for the sale or disposition by MSGI of all or substantially all of MSGI's assets (or any transaction having a similar effect).

(e) Termination by MSGI Without Cause. The Company may terminate Executive's employment hereunder without Cause.

(f) Termination by Executive Without Good Reason. Executive may terminate his employment hereunder other than for Good Reason.

(g) Notice of Termination; Procedure. Any termination of Executive's employment by MSGI or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Except in the event of a termination for the commission of a felony, no termination shall take place until the Executive shall have been given written notice specifying the alleged grounds for termination and an opportunity to be heard, with representation by counsel, by the Board; provided, further, that any such decision to terminate to be effective only if so voted by three-fourths of the members of the Board.

(h) Date of Termination. "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to paragraph (b) above, thirty
(30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period), (iii) if Executive's employment is terminated pursuant to paragraph (c) or (d) above, the date specified in the Notice of Termination but not less than fourteen (14) days after such notice is given (except in the case of termination for the commission of a felony, in which case the Date of Termination shall be the date of the Notice of Termination); provided, however, that if within fourteen (14) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding and final arbitration award, (iv) if Executive's employment is terminated by the Company without Cause, sixty (60) days after the Notice of Termination, and (v) if Executive's employment is terminated by him voluntarily, sixty (60) days after notice of such termination by him to MSGI, unless waived by MSGI.

13.  Compensation Upon Termination or During Disability.

(a) Disability or Death. During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his full salary at the rate or rates in effect for such period, as well as other applicable benefits provided to employees of the Companies, until his employment is terminated pursuant to
Section 9(b) hereof. In the event Executive's employment is terminated pursuant to Section 9(a) or 9(b) hereof, then

(i) as soon as practicable thereafter, the Companies shall pay Executive or Executive's beneficiary, as the case may be, all unpaid amounts, if any, to which Executive was entitled as of the Date of Termination under Section 3(a) hereof and shall pay to Executive or Executive's beneficiary, as the case may be, in accordance with the terms of the applicable plan or program, all other unpaid amounts to which Executive was then entitled under any of the Companies' benefit plans (collectively, "Accrued Obligations");

(ii) as soon as practicable thereafter, the Companies shall pay Executive or Executive's beneficiary, as the case may be, a lump-sum payment equal to the sum of (A) the actual amount of Base Salary that Executive would have earned during the twelve (12)-month period commencing on the Date of Termination, reflecting any rate increase determined pursuant to Section 3(a) hereof or otherwise, and
(B) the Annual Bonus earned by Executive with respect to the most recent complete fiscal year of MSGI in which Executive was employed by the Companies (the "Historical Bonus"); or $150,000 if the Date of Termination occurs prior to June 30, 2000;

(iii) as of the Date of Termination, all outstanding stock options (including the Option) granted to Executive which by their terms are then fully vested and exercisable shall continue to be fully vested and exercisable by Executive, or Executive's Beneficiary (as the case may be), for a period of the earlier of ninety (90) days following the Date of Termination or the expiration of the term of any such option.

(b) Termination for Cause; Voluntary Termination Without Good Reason; Expiration of Term. If Executive's employment is terminated by MSGI for Cause or voluntarily by Executive for other than for Good Reason or upon the expiration of the Employment Term, then the Companies shall pay the Accrued Obligations to Executive at the time(s) set forth in Section 10(a)(i) hereof and the Companies shall have no further obligations to Executive under this Agreement. In the case of termination by MSGI for Cause or termination by Executive for other than Good Reason, Executive shall have the right to exercise any stock option, to the extent then vested and exercisable (including the Option), for a period of ninety (90) days following the Date of Termination. In the event of an expiration of the Employment Term, Executive shall have the right to exercise any stock option to the extent then vested and exercisable (including the Option), for the remaining term of such options.

(c) Termination Without Cause; Termination for Good Reason. If (i) MSGI shall terminate Executive's employment, other than for Disability or for Cause, or
(ii) Executive shall terminate his employment for Good Reason, then:

(i) the Companies shall pay the Accrued Obligations to Executive at the time(s) set forth in Section 9(a)(i) hereof;

(ii) the Companies shall pay to Executive a lump sum payment equal to the sum of
(A) the actual amount of Base Salary that Executive would have earned during the balance of the Initial Term or the Renewal Term, as applicable, but not less than an amount equal to Executive's then-current Base Salary for twenty-four
(24) month periods if fewer than twenty-four (24) months remain during the Initial Term or the Renewal Term in each case such Base Salary shall reflect any rate increases determined pursuant to Section 3(a) hereof or otherwise, and (B) two (2) times the Historical Bonus; or $300,000 if the Date of Termination occurs prior to June 30, 2001;

(iii) for purposes of computing the benefits payable to Executive under the Companies' benefit plans in which Executive participated as of the Date of Termination, Executive shall be treated as if he had continued in employment for the balance of the Initial Term or the Renewal Term, as applicable, or twenty-four (24) months if less than twenty-four (24) months remain on the Initial Term or the Renewal Term, as applicable.

(iv) as of the Date of Termination, all outstanding stock options granted to Executive (including the Option), which is and shall continue to be fully vested and exercisable in any event) and not then by their terms fully vested and exercisable shall become fully vested and exercisable. Executive shall have the right to exercise any stock option, to the extent then exercisable, following the Date of Termination until the expiration of the term of any such option.

14.  Merger.

In the event of a future disposition of the properties and business of MSGI, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise where the majority of MSGI Common Stock is acquired by a party which is not an affiliate of MSGI, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation.

15.  Survival.

The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

16.  Modification.

This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

17.  Notices.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by telecopier, by overnight courier, certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Companies or MSGI, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn: Alan I. Annex, Esq. In the case of a notice to Executive, a copy of such notice (which copy shall not constitute notice) shall be delivered to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., One Financial Center, Boston, Massachusetts 02111, Attn.:
Richard R. Kelly. Notice to the estate of Executive shall be sufficient if addressed to Executive as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, all other notices shall be deemed given at the time of receipt if by telecopier, overnight courier or delivery in hand.

18.  Waiver.

Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against who the waiver is asserted.

19.  Binding Effect.

Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Companies and its successors and those who are its assigns.

20.  Arbitration.

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator but, if Executive and MSGI fail to agree on a single arbitrator within ten (10) days after a notice of dispute by one given to the other, a panel of three arbitrators, one of which shall be selected by each of them and the third of which shall be selected by the two arbitrators selected by the parties, in Boston, Massachusetts, or in such other location as may be agreed upon by the parties, in accordance with the rules of the American Arbitration Association then in effect. The prevailing party in such arbitration shall be reimbursed for his or its reasonable attorneys' fees and expenses incurred in such proceeding as determined by the arbitrators.

21.  Indemnification.

To the fullest extent permitted by law, the Companies shall indemnify Executive for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses, including reasonable attorneys'
fees) incurred or paid by Executive in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by Executive of services for, or acting as a director, officer or employee of, MSGI or any subsidiary thereof. In addition, during the Term, MSGI shall maintain directors' and officers' insurance on behalf of Executive on the same basis as that maintained for other directors and officers of the Company.

22.  Expenses.

MSGI shall pay Executive's reasonable attorneys' fees (including disbursements) for the negotiation and preparation of this Agreement, which payment shall be made directly to Mintz Levin within fifteen (15) days of receipt of invoice regardless of whether or not the transaction contemplated by the Purchase Agreement is consummated and this Agreement takes effect.

23.  Headings.

The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

24.  Counterparts; Governing Law.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflicts of laws. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                     MARKETING SERVICES GROUP, INC.



                                     By: /s/Jeremy Barbera
                                         ------------------------------
                                         Name: J. Jeremy Barbera
                                         Title: Chief Executive Officer

                                         /s/Edward E. Mullen
                                         ------------------------------
                                         Edward E. Mullen